Consent of Independent Auditors




We consent to the use of our report dated February 8, 2001 with respect to the consolidated financial statements of IDS Life Insurance Company and to the incorporation by reference of our report dated February 2, 2001 with respect to the financial statements of IDS Life Variable Fund A, included in Post-Effective Amendment No. 66 to the Registration Statement (Form N-1, No. 2-29081) and related Prospectus for the registration of IDS Life Variable Annuity Fund A interests to be offered by IDS Life Insurance Company.



/s/  Ernst & Young LLP
     Ernst & Young LLP
     Minneapolis, Minnesota
     April 23, 2001